Exhibit 10.29 CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED. Addendum to Terms of Services Addendum 6 to Terms of Service for Combined GPU Clusters (ADC 5) Customer Specifications and Pricing The ADC Terms of Service (this "Addendum") is subject to, incorporated with, and part of, the ADC Terms of Service ("TOS") and is herein but not defined have the meanings given to such terms in the TOS. The parties agree as follows: Term Customer agrees to retain ADC and the Host to provide the ADC Services pursuant to the Agreement. The original term lengths of ADC 1, ADC 2, ADC 3 and ADC 4 shall remain in full force and effect as specified in the applicable addenda. Assignment. Neither Party shall assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party provided, however, that ADC may assign its rights or delegate its obligations, in whole or in part, without such consent, to (a) an Affiliate, or (b) an entity that acquires all or substantially all of the business or assets of such party to which all that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control. Infrastructure Upgrade. The Parties agree to negotiate in good faith a Hardware Addendum to define (i) delivery timelines for infrastructure upgrades [***] and (ii) associated [***], as mutually agreed therein. Hardware/Physical Servers The hardware provided for Customer's use of the ADC Services (the "Hardware") will be as follows: GPUs Hosted: [***] CPU Nodes Hosted: [***] CPU nodes must be separate nodes and not blades Compute Node Specifications: [***] CPU Node Specifications: [***] Network Specifications: [***] Storage Specifications: Add proportional storage for new cluster (approximately [***] usable) Storage network must be separate from the GPU network All CPU and GPU nodes must be able to mount [***] using [***] entered into

Docusign Envelope ID: 1F10BDD8-124F-4EF8-A5AC-84BF670C8EEC

APPLIED DIGITAL

- Storage must be able to reach [***] or better sequential read from a single node, [***] or better sequential read aggregate throughput
- Storage must be able to reach [***] or better sequential write from a single node, [***] or better sequential write aggregate bandwidth
- Storage must be able to reach [***] reads, [***]/s writes
- Optional Ceph object storage
- Optional [***] Tiering

Transit Specifications:

- [***] and [***] supported internally in each cluster
- All sites must support at least two separate carriers with [***] enabled at the network edge
- All sites must support [***]s or better per carrier

Other:

- ADC will provide support for hardware of the CPU and GPU nodes and will assist Customer in working with third party vendors as needed
- ADC will retain Administrator rights to the relevant [***], [***], switches, and firewalls and may reset any device back to factory default settings if required
- In the event Customer's actions damage the hardware, Customer will fully reimburse Provider at the then-current replacement cost of the damaged hardware
- ADC will not be responsible for software misconfigured nodes and switches
- ADC will update all firmware to manufacturer supported versions as needed to troubleshoot or fix a hardware issue. ADC will not provide any custom software configuration on the CPU and GPU nodes. ADC will provide access to the related nodes and a default base that can be configured by Customer.
- [***] or equivalent access to firewalls and routers
- 24/7 support with a 1-hour human response [***] from the time a ticket is filed
- Customer and ADC will each notify the other of any changes made to any firewalls and switches
- ADC will retain Administrator access to all [***] nodes and the [***], and Customer will also be granted Administrator access to these nodes and [***]

The Provider will use commercially reasonable efforts to ensure that the Hardware meets the specifications listed in this Addendum within the delivery dates specified by the supplier, at which point the Hardware will be considered to be in an Acceptance Period, as defined below and in the ToS. Provider shall use commercially reasonable efforts to ensure the Hardware meets the specifications as soon as possible.

Change Management; Maintenance. APLD may perform scheduled maintenance upon at least twenty-one (21) days' prior written notice to Customer, except where a shorter period is reasonably necessary. APLD will use commercially reasonable efforts to minimize disruption during any maintenance window. Maintenance windows will be at least [***] hours and will be longer depending on the nature of the change. Maintenance windows will not exceed [***] hours per month. Any maintenance that modifies the Approved Configuration Baseline must be approved in advance by Customer unless it is an Emergency Security Change.

Delivery

The Hardware was delivered according to the following schedule at an ADC Selected Colocation Facility:

Agreement	Cluster	GPUs	Price	Current Term End	New Term
ADC 1	1	1,024	$[***]/Hr	Month-to-month	12 mo. from Effective Date of Addendum
ADC 2	2	1,024	$[***]/Hr	Month-to-month	12 mo. from Effective Date of Addendum
ADC 3	3	2,048	$[***]/Hr	Month-to-month	12 mo. from Effective Date of Addendum
ADC 4	4	2,048	$[***]/Hr	Month-to-month	12 mo. from Effective Date of Addendum

Docusign Envelope ID: 1F10BDD8-124F-4EF8-A5AC-84BF670C8EEC

APPLIED DIGITAL

Pricing and Payment Terms

The Parties acknowledge that for the period prior to the Effective Date of Addendum (the "Interim Period"), Provider continued to provide, and Customer continued to receive, the Services at the then-current contracted rates in effect under the applicable prior addenda ($[***]/Hr for ADC 1, ADC 2, and ADC 3; $[***]/Hr for ADC 4). The Parties agree that (i) all invoices issued and amounts paid during the Interim Period at such rates are deemed final and correct, and (ii) no additional reconciliation, credit, or true-up shall be owed by either party with respect to the Interim Period irrespective of the monthly billing cadences. From and after Effective Date of Addendum, the pricing for all Services under the Agreement shall be $[***]/Hr per GPU as set forth in this Addendum. Customer shall pay the following for ADC Services provided pursuant to this Addendum.

Term	Description
Effective Date of Addendum	Effective as of March 1, 2026
Services	ADC agreed to provide certain services to Customer as set forth in the Service Agreement dated December 4th, 2023 (the "Service Agreement")
Price	$[***]/Hr per GPU. Pricing is inclusive of minimum storage price described below and hardware upgrades to be made by ADC pursuant to the Hardware Addendum . Pricing shall be applied to all GPU usage under the Agreement as specified herein. The Parties shall reconcile any payments or credits due as a result of this adjustment within 30 days of execution of this Addendum.
Term	The term of this Addendum shall commence on the Effective Date of Addendum and continue for twelve (12) months thereafter (the "Initial Term"). Upon expiration of the Initial Term, this Addendum shall automatically renew for successive sixty (60) day periods (each, a "Renewal Term"), unless either party provides the other party with at least sixty (60) days' prior written notice of termination, in which case this Addendum shall terminate at the end of the then-current term.
Storage Price	Proportional Weka standalone storage for new clusters of approximately [***] included at no additional charge. Provider will transfer over costs for additional optional storage if selected by Customer.
Location	An ADC Selected** Colocation Facility
Total No. of GPUs	6,144
Infrastructure Maintenance	ADC shall make commercially reasonable efforts to improve the Hardware as mutually agreed upon by the parties.
Acceptance of Delivery	When a new portion of the hardware is first delivered to Together, it will be considered to be in an Acceptance Period, during which Together will run performance tests and report any material issues. Material issues would be any issues that prohibit the use of hardware for commercial workloads. The minimum acceptance period is 7 days. ADC will make their best effort to clear the issues encountered during acceptance urgently.
Delivery Obligation	Provider is obligated to deliver the Services by the mutually agreed upon dates. Failure to deploy grants the Customer the option to revoke, defer, or cancel the Addendum upon 90 days written notice to Provider of such failure.
Termination	Customer has the right to terminate this Addendum in the event Provider materially breaches its obligations under the Agreement or this Addendum, and such breach continues for a period of 30 days.
Service Obligation	Provider shall fulfill its obligation under the Service Agreement to provide the services described therein during the term of this Addendum
Total Credit Amount	As per previous addendums
Governing Law	This Supplement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provisions.
Entire Agreement	This Addendum and the Service Agreement and TOS constitute the entire agreement between the parties and supersede all prior negotiations, understandings, and agreements between the parties, whether written or oral.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Addendum as of the Addendum Effective Date. ADC Applied Digital Cloud Corporation /s/ Wes Cummins Name: Wes Cummins Title: Chief Executive Officer Customer Together Computer, Inc. /s/ Vipul Prakash Name: Vipul Prakash Title: CEO